UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12


                        Annaly Mortgage Management, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                               [GRAPHIC OMITTED]

                 NOTICE OF ANNUAL MEETING OF ANNALY STOCKHOLDERS

                             To be Held May 25, 2006

To the Stockholders of Annaly Mortgage Management, Inc.:

We will hold the annual meeting of the stockholders of Annaly on May 25, 2006, at 9:30 a.m., New York time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, Majestic room on the 6th floor, to consider and vote on the following proposals:

       o  election of two directors for a term of three years each;

       o ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

       o any other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

       We will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment or postponement of it by our board of directors.

       Only our common stockholders of record at the close of business on March 27, 2006, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of it. A complete list of our common stockholders of record entitled to vote at the annual meeting will be available for inspection during the 10 business days before the annual meeting at our executive offices for inspection by our stockholders during ordinary business hours for proper purposes.

       YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. YOU ALSO MAY CAST YOUR VOTE IN PERSON AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THEM ON HOW TO VOTE YOUR SHARES.

       ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

       Based upon the recommendation of our board of directors, our board of directors recommends that you vote "FOR" the election of each of the nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

By Order of the Board of Directors,




R. NICHOLAS SINGH
Secretary

April 5, 2006
New York, New York

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                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE MEETING .....................................  1
OUR ANNUAL MEETING ..........................................................  5
     Date, Time and Place of the Annual Meeting .............................  5
     Purpose of the Annual Meeting ..........................................  5
     Stockholder Record Date ................................................  5
     Voting Rights ..........................................................  5
     Quorum; Effect of Abstention and Broker "Non-Votes" ....................  5
     Votes Required To Approve the Proposals ................................  6
     Voting of Proxies ......................................................  6
     Revocability of Proxies ................................................  6
     Solicitation of Proxies ................................................  7
     Postponement or Adjournment of Meeting .................................  7
     Annual Meeting Admission Procedures ....................................  7
     Voting .................................................................  8
PROPOSAL I ELECTION OF DIRECTORS ............................................  8
     Directors ..............................................................  9
     Class I Directors ......................................................  9
     Class II Directors ..................................................... 10
     Class III Directors .................................................... 10
CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES .. 11
     Corporate Governance ................................................... 11
     Independence of Our Directors .......................................... 12
     Board Committees and Charters .......................................... 12
     Compensation of Directors .............................................. 15
MANAGEMENT .................................................................. 16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS  AND MANAGEMENT OF ANNALY ... 18
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE ........................... 20
OPTION GRANTS ............................................................... 21
EXERCISES AND VALUES OF OPTIONS ............................................. 21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 22
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ................. 22
EQUITY COMPENSATION PLAN INFORMATION ........................................ 22
REPORT OF THE COMPENSATION COMMITTEE ........................................ 25
PERFORMANCE ANALYSIS ........................................................ 28
THE AUDIT COMMITTEE ......................................................... 29
PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
 PUBLIC ACCOUNTING FIRM ..................................................... 30
     Relationship with Independent Registered Public Accounting Firm ........ 31
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ..................... 31
ACCESS TO FORM 10-K ......................................................... 32
STOCKHOLDER PROPOSALS ....................................................... 32
OTHER MATTERS ............................................................... 32
WHERE YOU CAN FIND MORE INFORMATION ......................................... 32

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


                        ANNALY MORTGAGE MANAGEMENT, INC.
                     1211 AVENUE OF THE AMERICAS, SUITE 2902
                            NEW YORK, NEW YORK 10036

                             ----------------------

                       2006 ANNUAL MEETING OF STOCKHOLDERS

                             ----------------------

                                 PROXY STATEMENT

       Annaly Mortgage Management, Inc. ("we", "our" or "us") is furnishing this proxy statement in connection with our solicitation of proxies to be voted at our 2006 annual meeting of stockholders. We will hold the annual meeting at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, Majestic room on the 6th floor, on Thursday May 25, 2006 at 9:30 a.m. New York time, and any postponements or adjournments thereof. We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 14, 2006. Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

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                     QUESTIONS AND ANSWERS ABOUT THE MEETING
--------------------------------------------------------------------------------

Q:     WHAT AM I VOTING ON?

A:     (1)    Re-election of two directors, Wellington J. Denahan-Norris and
              Donnell A. Segalas, for terms of three years; and

       (2) Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006.

Q:     HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THESE PROPOSALS?

A: Our board of directors recommends you vote "FOR" the election of each of the nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

Q:     WHO IS ENTITLED TO VOTE AT THE MEETING?

A: Only common stockholders of record as of the close of business on March 27, 2006, the record date, are entitled to vote at the meeting.

Q:     WHAT STOCKHOLDER APPROVALS ARE REQUIRED TO APPROVE THE PROPOSALS?

A: Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting, and ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

Q:     WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send a later-dated, signed proxy card to our Secretary prior to the date of the annual meeting or attend the annual meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary at our address which is provided above.

Q:     IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY
       SHARES?

A: If you do not provide your broker with instructions on how to vote your street name shares, your broker will be able to vote them on the election of directors and the ratification of the appointment of our independent registered public accounting firm. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Stockholders are urged to use telephone or Internet voting if their broker has provided them with the opportunity to do so. See your voting instruction form for instructions. If your broker holds your shares and you attend the annual meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:     WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

                        Annaly Mortgage Management, Inc.
                           1211 Avenue of the Americas
                                   Suite 2902
                               New York, NY 10036
                              Phone: (212) 696-0100
                            Facsimile: (212) 696-9809
                           Email: investor@annaly.com
                          Attention: Investor Relations

Q:     HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Other than the two proposals described in this proxy statement, we know of no other business to be considered at the annual meeting. If any other matters are properly presented at the meeting, your signed proxy card authorizes Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer, and President, and Nicholas Singh, Secretary, to vote on those matters according to their best judgment.

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


Q:     WHO WILL COUNT THE VOTE?

A: Representatives of Mellon Investor Services LLC, the independent Inspector of Elections, will count the votes.

Q:     WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:     HOW MANY SHARES CAN VOTE?

A: As of the record date, 123,701,657 shares of common stock were issued and outstanding. Holders of our common stock are entitled to one vote per share for each matter before the meeting.

Q:     WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders of record as of March 27, 2006 can attend the annual meeting, although seating is limited. If your shares are held through a broker and you would like to attend, please either (1) write us at Investor Relations, Annaly Mortgage Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@annaly.com, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker). In addition, you must bring valid, government-issued photo identification, such as a driver's license or a passport. If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

       Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

Q:     WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2007 ANNUAL MEETING?

A: If you are submitting a proposal to be included in next year's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive the proposal no later than December 15, 2006. In addition, if a shareholder proposal is not received by us on or before February 28, 2007, it will not be considered or voted on at the Annual Meeting.

Q:     HOW WILL WE SOLICIT PROXIES FOR THE ANNUAL MEETING?

A: We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders. In addition to solicitation by mail, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or

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

       in person. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

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


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                               OUR ANNUAL MEETING
--------------------------------------------------------------------------------

       We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at our annual meeting.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

       We will hold our annual meeting on Thursday, May 25, 2006, at 9:30 a.m., local time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036.

PURPOSE OF THE ANNUAL MEETING

       At the annual meeting, we are asking holders of record of our common stock to consider and vote on the following proposals:

       o  election of two directors for a term of three years each;

       o ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

       o any matters as may properly come before our annual meeting or any adjournment or postponement thereof.

STOCKHOLDER RECORD DATE

       Only holders of record of our common stock at the close of business on March 27, 2006, the record date, are entitled to notice of and to vote at the annual meeting. On the record date, approximately 123,701,657 shares of our common stock were issued and outstanding and held by approximately 1,728 holders of record.

VOTING RIGHTS

       Our stockholders are entitled to one vote per share of common stock held as of the record date for the annual meeting.

QUORUM; EFFECT OF ABSTENTION AND BROKER "NON-VOTES"

       A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy. Since there were 123,701,657 eligible votes as of the record date, we will need at least 61,850,829 votes present in person or by proxy at the annual meeting for a quorum to exist. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share.

       Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. An abstention will not count "for"

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or "against" the election of directors or the ratification of Deloitte & Touche
LLP as our independent registered public accounting firm.

       A broker "non-vote" occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under New York Stock Exchange rules, brokers that hold shares of our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers. Broker "non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. If a stockholder owns shares through a broker and attends the annual meeting, the stockholder should bring a letter from that stockholder's broker identifying that stockholder as the beneficial owner of the shares and acknowledging that you will vote your shares.

       Broker non-votes will not count "for" or "against" the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

VOTES REQUIRED TO APPROVE THE PROPOSALS

       Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

VOTING OF PROXIES

       All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the election of directors and for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

       The individuals named as proxies by a stockholder may vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies.

       We do not expect that any matter other than the proposals described above will be brought before the annual meeting. If, however, other matters are properly presented at the annual meeting, the individuals named as proxies will vote in accordance with the recommendation of our board of directors.

REVOCABILITY OF PROXIES

       Submitting a proxy on the enclosed form will not preclude you from voting in person at the annual meeting. You may revoke a proxy at any time before it is voted by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us with a later date or by appearing at the annual meeting and voting in person. You may revoke a proxy by any of

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


these methods, regardless of the method used to deliver your previous proxy. Attendance at the annual meeting without voting will not itself revoke a proxy.

SOLICITATION OF PROXIES

       We will pay the expenses incurred in connection with the printing and mailing of this proxy statement. In addition to solicitation by mail, the directors, officers and our employees, who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. We will bear the total cost of soliciting proxies.

       We will mail or send an electronic copy of this proxy statement to each holder of record of our common stock on the record date.

       Stockholders have the option to vote over the internet or by telephone. Please be aware that if you vote over the internet, you may incur costs such as telephone and access charges for which you will be responsible.

       In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at Annaly Mortgage Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036,
Attention: Investor Relations, by emailing us at investor@annaly.com, or by calling us at 212-696-0100, and we will promptly deliver to the stockholder the requested annual report or proxy statement. If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

POSTPONEMENT OR ADJOURNMENT OF MEETING

       If a quorum is not present or represented, our bylaws permit a majority of stockholders entitled to vote at the annual meeting, present in person or represented by proxy, to postpone or adjourn the meeting, without notice other than an announcement.

ANNUAL MEETING ADMISSION PROCEDURES

       You should be prepared to present valid government-issued photo identification for admittance at the annual meeting. In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to

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


being admitted to the annual meeting. If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

VOTING

       You will only be entitled to vote at the meeting if you were a holder of record of our common stock at the close of business on the record date, March 27, 2006. There were 123,701,657 shares of common stock outstanding on the record date, and each stockholder will be entitled to one vote at the meeting for each share registered in the stockholder's name on the record date. Holders of common stock are not entitled to cumulate their votes on any matter to be considered at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

       All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the annual meeting in accordance with the directions given. Regarding the election of directors to serve until the 2009 annual meeting of stockholders, in voting by proxy, you may vote in favor of all the nominees, withhold your vote as to all the nominees or withhold your vote as to specific nominees. With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year, you may vote in favor of the proposal or against the proposal, or you may abstain from voting. You should specify your choices on the enclosed form of proxy.

       If you do not provide specific instructions on all the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

       Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast.

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                                   PROPOSAL I
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

       At the annual meeting, the stockholders will vote to elect two class I directors, whose terms will expire at our annual meeting of stockholders in 2009, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

       The persons named in the enclosed proxy will vote to elect Wellington J. Denahan-Norris and Donnell A. Segalas as class I directors, unless you withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

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


       OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR WELLINGTON J. DENAHAN-NORRIS AND DONNELL SEGALAS AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2009 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

DIRECTORS

       We have three classes of directors. Our class I directors to be elected at this year's meeting will serve until our annual meeting of stockholders in 2009, our class II directors will serve until our annual meeting of stockholders in 2007; and our class III directors will serve until our annual meeting of stockholders in 2008. Set forth below are the names and certain information on each of our directors.

CLASS I DIRECTORS

       Wellington J. Denahan-Norris, age 42, was elected on December 5, 1996 to serve as Vice Chairman of the Board and a director. She has responsibility for managing our portfolio. Ms. Denahan-Norris was appointed our Chief Operating Officer in January 2006. She was a founder of Fixed Income Discount
Advisory Company, a Delaware corporation and our wholly-owned subsidiary, or FIDAC, and is its Chief Operating Officer. She has been FIDAC's Senior Vice President from March 1995 to the present, Treasurer since July 1994 and Chief Investment Officer since February 1997. From July 1994 through March 1995 she was a Vice President of FIDAC. Ms. Denahan-Norris has been the portfolio manager for the U.S. Dollar Floating Rate Fund since its inception in August 1994. Prior to joining FIDAC, from March 1992 to July 1994, Ms. Denahan-Norris had been Vice President responsible for asset selection and financing at Citadel Funding Corporation. Prior to joining Citadel she had been a trader on the mortgage-backed securities desk at Schroder Wertheim and Co., Inc. She has attended the New York Institute of Finance for intense mortgage-backed securities studies.

       Donnell A. Segalas, age 48, was elected on January 28, 1997 to serve as a director. Mr. Segalas is a principal at Pinnacle Asset Management L.P. Mr. Segalas sits on both the investment and executive committees. On a day-to-day basis Mr. Segalas manages new business, distribution and special projects for Pinnacle Asset Management L.P. Prior to joining Pinnacle Asset Management L.P., Mr. Segalas was Executive Vice President for alternative investments at Phoenix Investment Partners Ltd., a NYSE asset management firm. Prior to joining Phoenix Investment Partners, Ltd., Mr. Segalas was a managing director at the Far Hills Group where he was in charge of the Private Equity and Venture Capital fund-raising group. In 1997, he co-founded a leveraged buyout firm, Maplewood Partners, L.L.C. Prior to his joining Maplewood Partners, Mr. Segalas was a Managing Director at Rodman & Renshaw, Inc. in the mortgage-backed securities department from 1994 to June 1997. In December 1995, Mr. Segalas was also given the additional responsibility to manage Rodman & Renshaw's Structured Finance Group. From 1990 to 1994, Mr. Segalas served as Senior Vice President in the mortgage-backed securities department at Tucker Anthony, Inc., where he co-managed the firm's structured finance group. Prior to that time, Mr. Segalas had been a Senior Vice President at Smith Barney, Inc. and Corporate Vice President at Drexel Burnham Lambert.

CLASS II DIRECTORS

       Kevin P. Brady, age 50, was elected on January 28, 1997 to serve as a director. Mr. Brady is the founder and CEO of TaxStream, a software and consulting firm that specializes in financial accounting. Mr. Brady founded TaxStream in December 1993. From July 1986 through November 1993, Mr. Brady worked for PricewaterhouseCoopers in New York City where he concentrated on financial reporting and international tax planning for multinational corporations and held a number of senior management positions. Prior to joining PricewaterhouseCoopers, Mr. Brady worked at Merck & Co. as an accountant and internal auditor.

       E. Wayne Nordberg, age 67, was elected on May 27, 2004 to serve as a director. Since June 2002, Mr. Nordberg has been a senior director at Ingalls & Snyder LLC and since 1999, Chairman of Hollow Brook Associates, manager of the Lafayette College Endowment Fund. From October 1998 to May 2002, Mr. Nordberg was Vice Chairman of KBW Asset Management, Inc. Prior to joining KBW Asset Management, Inc., Mr. Nordberg served in various capacities with Lord, Abbett & Co., from 1988 to 1998 where in 1989 he was named Partner-Equity Investments and a director of the Lord Abbett family of mutual funds. Mr. Nordberg sits on the board of directors of PetroQuest Energy, Inc. and serves on the Compensation Committee of the board of directors of PetroQuest Energy, Inc. Mr. Nordberg graduated from Lafayette College, where after 12 years as a trustee and member of the Executive Committee, is now a Trustee Emeritus.

CLASS III DIRECTORS

       Michael A. J. Farrell, age 54, was elected on December 5, 1996 to serve as Chairman of the Board and Chief Executive Officer. Mr. Farrell was appointed our President effective January 1, 2002. He was a founder of FIDAC and, since November 1994, he has been its President and CEO. He is a member of the board of directors of the U.S. Dollar Floating Rate Fund. Prior to founding FIDAC, from February 1992 to July 1994, Mr. Farrell served as President of Citadel Funding Corporation. From April 1990 to January 1992, Mr. Farrell was a managing director for Schroder Wertheim & Co. Inc. in the fixed income department. In addition to being the former Chairman of the Primary Dealers Operations Committee of the Public Securities Association (from 1981 through 1985) and its mortgage-backed securities division, he is a former member of the Executive Committee of its Primary Dealers Division. Prior to his employment with Schroder Wertheim, Mr. Farrell had been President of L.F. Rothschild Mortgage Capital, Inc., Vice President of Trading at Morgan Stanley and Co., Inc., and Senior Vice President of Merrill Lynch and Co., Inc. Mr. Farrell began his career at E.F. Hutton and Company in 1971. Mr. Farrell has 32 years of experience in fixed income trading, management and operations.

       Jonathan D. Green, age 59, was elected on January 28, 1997 to serve as a director. Mr. Green is president and Chief Executive Officer of Rockefeller Group International, Inc., a privately held corporation with interests in real estate ownership, management, and development, real estate services and telecommunications. He joined The Rockefeller Group in 1980 as assistant vice president and real estate counsel. In 1983 he was appointed vice president, secretary and general counsel and in 1990 was elected chief corporate officer. On July 6, 1995 he was named president and chief executive officer of Rockefeller Group Development Corporation (RGDC) and Rockefeller Center Management Corporation (RCMC), both subsidiaries of The Rockefeller Group. In October 2002 Mr. Green was named President and Chief Executive Officer of Rockefeller Group International, Inc. In addition, Mr. Green continues to serve as President and CEO of Rockefeller Group Development Corporation. Mr. Green oversees the activities of the company's five subsidiaries which include Rockefeller Group Development Corporation, Cushman & Wakefield, Rockefeller Group Telecommunications Services, Rockefeller Group Business Centers and CommonWealth Partners. As the President and CEO of Rockefeller Group Development Corporation, he is actively involved in the day-to-day operations of that company's commercial and industrial properties ranging from office towers to suburban office parks, foreign trade zones and high tech data centers in various stages of development. Before joining The Rockefeller Group, Mr. Green was affiliated with the New York City law firm of Thacher, Proffitt & Wood. Mr. Green is a member of the Board of Directors of Rockefeller Group International, Inc., Cushman & Wakefield, Inc. and the Realty Advisory Board on Labor Relations, Inc. He also serves on the Mayor's Midtown Citizens Committee, the Board of Trustees of the Museum for African Art, the Board of Trustees of the Wildlife Conservation Society, the Board of Governors for The Real Estate Board of New York and is a member of the Real Estate Roundtable. Mr. Green graduated from Lafayette College and the New York University School of Law.

       John A. Lambiase, age 66, was elected on January 28, 1997 to serve as a director. Mr. Lambiase was managing director in global operations at Salomon Brothers from 1985 through his retirement in 1991. Mr. Lambiase joined Salomon in 1979 as director of internal audit. Mr. Lambiase has served as Chairman of the Mortgage-Backed Securities Clearance Corporation, a member of the board of directors of Prudential Home Mortgage and a member of the Board of the National Securities Clearance Corporation, and was a founding director and Chairman of the Participation Trust Company. Mr. Lambiase also served on Salomon's Credit Committee. Prior to joining Salomon, from 1972 through 1979, Mr. Lambiase was President of Loeb Rhodes Wall Street Settlement Corporation with responsibility for securities clearance of over 130 member firms. Prior to Loeb Rhodes, Mr. Lambiase had been the Chief Financial Officer and a General Partner of W.E. Hutton. Mr. Lambiase is a Certified Public Accountant.

--------------------------------------------------------------------------------
                  CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE,
                          BOARD MEETINGS AND COMMITTEES
--------------------------------------------------------------------------------

CORPORATE GOVERNANCE

       We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including corporate governance guidelines, code of business conduct and ethics, and charters for our audit committee, compensation committee and nominating/corporate governance committee.

INDEPENDENCE OF OUR DIRECTORS

       New York Stock Exchange rules require that at least a majority of our directors be independent of our company and management. The rules also require that our board of directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with New York Stock Exchange rules. Our board of directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us, our management and employees. As a result of this review, our board of directors, based upon the fact that none of our non-employee directors have any relationships with us other than as directors and holders of our common stock, affirmatively determined that four of our directors are independent directors under New York Stock Exchange rules. Our independent directors are Kevin P. Brady, Jonathan D. Green, Donnell A. Segalas and E. Wayne Nordberg. Michael A.J. Farrell and Wellington J. Denahan-Norris are not considered independent because they are employees of the company, and John
A. Lambiase is not considered independent because we employ his son.

BOARD COMMITTEES AND CHARTERS

       CODE OF BUSINESS CONDUCT AND ETHICS

       We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all employees, officers and directors of the company.

       CORPORATE GOVERNANCE GUIDELINES

       We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

       OTHER CHARTERS

       Our compensation committee, audit committee and nominating/corporate governance committee have also adopted written charters which govern their conduct.

       WHERE YOU CAN FIND THESE DOCUMENTS

       Our Code of Business Conduct and Ethics, Corporate Governance Principles, Compensation Committee Charter, Audit Committee Charter and Nominating/Corporate Governance Committee Charter are available on our website (www.annaly.com). We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Annaly Mortgage Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

       COMPENSATION COMMITTEE

       We have a standing compensation committee. The members of our compensation committee are Jonathan D. Green and Donnell A. Segalas, each of whom is an independent director within the meaning of the rules of the New York Stock Exchange. The compensation committee administers our Long-Term Stock Incentive Plan, or Incentive Plan, and recommends changes to that Plan to our board of directors when appropriate. The compensation committee also administers our Executive Performance Plan. The compensation committee also approves compensation for our officers. For additional information on the compensation committee, please see "Report of the Compensation Committee" below.

       AUDIT COMMITTEE

       We have a standing audit committee. The members of our audit committee are Kevin P. Brady, Jonathan D. Green, and E. Wayne Nordberg. Each member of our audit committee is an independent director within the meaning of the rules of the New York Stock Exchange, and Mr. Brady has been designated as our audit committee's financial expert. The audit committee recommends to our board of directors the engagement or discharge of independent public accountants, reviews the plan and results of the auditing engagement with our Chief Financial Officer and our independent public accountants, and reviews with our Chief Financial Officer the scope and nature of our internal auditing system. The activities of the audit committee are described in greater detail below under the caption "Report of the Audit Committee."

       NOMINATING/CORPORATE GOVERNANCE COMMITTEE

       We have a standing nominating/corporate governance committee. The members of our nominating/corporate governance committee are E. Wayne Nordberg, Kevin P. Brady, and Donnell A. Segalas. Each of the members of our nominating/corporate governance committee meets the independence requirements of the New York Stock Exchange. The nominating/corporate governance committee recommends to the board of directors persons to be nominated as directors or to be elected to fill vacancies on the board of directors. The nominating/corporate governance committee will consider nominees recommended by our stockholders. These recommendations should be submitted in writing to our Secretary.

       Our nominating/corporate governance committee currently considers the following factors in making its recommendations to the board of directors: background, skills, expertise, accessibility and availability to serve effectively on the board of directors. Our nominating/corporate governance committee also conducts inquiries into the background and qualifications of potential candidates.

       Our nominating/corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating/corporate governance committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating/corporate governance committee considers various potential candidates for director. Candidates may come to the attention of our nominating/corporate governance committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating/corporate governance committee, and may be considered at any point during the year. As described above, our nominating/corporate governance committee considers properly submitted stockholder nominations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our nominating/corporate governance committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our nominating/corporate governance committee. Our nominating/corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our nominating/corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

       COMMUNICATIONS WITH THE BOARD OF DIRECTORS

       Interested persons may communicate their complaints or concerns by sending written communications to the board of directors, committees of the board of directors and individual directors by mailing those communications to:

                        Annaly Mortgage Management, Inc.
                                  [Addressee*]
                           1211 Avenue of the Americas
                                   Suite 2902
                               New York, NY 10036
                              Phone: (212) 696-0100
                            Facsimile: (212) 696-9809
                           Email: investor@annaly.com
                          Attention: Investor Relations

       *  Audit Committee of the Board of Directors

       *  Compensation Committee of the Board of Directors

       *  Nominating/Corporate Governance Committee of the Board of Directors

       *  Non-Management Directors

       *  Name of individual director

       These communications are sent by us directly to the specified addressee.

       We require each member of the board of directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director. We had seven directors at the time of the 2005 annual meeting of stockholders and all seven attended the meeting.

       BOARD AND COMMITTEE MEETINGS

       During 2005, our board of directors held nine meetings. During 2005, the compensation committee held two meetings, the audit committee held four meetings, and the nominating/corporate governance committee held one meeting. Each director attended at least 75% of the aggregate number of meetings held by our board of directors and 75% of the aggregate number of meetings of each committee on which the director served.

       MEETINGS OF NON-MANAGEMENT DIRECTORS

       Our corporate governance guidelines require that the board have at least two regularly scheduled meetings each year for our non-management directors. These meetings, which are designed to promote unfettered discussions among our non-management directors, are presided over by Kevin Brady, a non-management director. During 2005, our non-management directors had two meetings.

COMPENSATION OF DIRECTORS

       We pay an annual director's fee equal to $60,000 to each director who is not an officer or employee, as well as a fee of $500 for each meeting of our board of directors or any committee attended by each independent director (or $250 for any meeting at which the director participates by conference telephone call). We also reimburse all directors for costs and expenses for attending these meetings.

       Our Incentive Plan provides that each independent director, upon appointment to our board of directors, receives a non-discretionary automatic grant of non-qualified stock options for the purchase of 5,000 shares of common stock; these options vest in four equal installments over a period of four years from the date of grant. In addition, each independent director is entitled to receive on June 26 of each year that he or she serves as a director, options to purchase an additional 1,250 shares of common stock; these options vest on the date of grant. The exercise price for each option is the fair market value of our common stock as of the date on which the option is granted. Independent directors also are entitled to receive discretionary awards under the Incentive Plan.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------


            Name                 Age                  Position
------------------------------ ------ ------------------------------------------
Michael A.J. Farrell             54   Chairman of the Board, Chief Executive
                                      Officer, and President

Wellington J. Denahan-Norris     42   Vice Chairman of the Board,
                                      Chief Investment Officer and
                                      Chief Operating Officer

Kathryn F. Fagan                 39   Chief Financial Officer and Treasurer

R. Nicholas Singh                47   Executive Vice President, General Counsel,
                                      Secretary and Chief Compliance Officer

James P. Fortescue               32   Senior Vice President, Liability Manager

Kristopher Konrad                31   Senior Vice President and Senior Portfolio
                                      Manager

Rose-Marie Lyght                 32   Senior Vice President and Senior Portfolio
                                      Manager

Ronald D. Kazel                  38   Managing Director

Jeremy Diamond                   42   Managing Director


       Biographical information on Mr. Farrell and Ms. Denahan-Norris is provided above. Certain biographical information for Ms. Fagan, Mr. Singh, Mr. Fortescue, Mr. Konrad, Ms. Lyght, Mr. Kazel, and Mr. Diamond is set forth below.

       Kathryn F. Fagan was employed by us on April 1, 1997 in the positions of Chief Financial Officer and Treasurer. From June 1, 1991 to February 28, 1997, Ms. Fagan was Chief Financial Officer and Controller of First Federal Savings & Loan Association of Opelousas, Louisiana. First Federal is a publicly owned savings and loan that converted to the stock form of ownership during her employment period. Ms. Fagan's responsibilities at First Federal included all financial reporting, including reports for internal use and reports required by SEC and the Office of Thrift Supervision. During the period from September 1988 to May 1991, Ms. Fagan was employed as a bank and savings and loan auditor by John S. Dowling & Company, a corporation of Certified Public Accountants. Ms. Fagan is a Certified Public Accountant and has a Masters Degree in Business Administration.

       R. Nicholas Singh was employed by us on February 14, 2005. Mr. Singh is our Executive Vice President, General Counsel, Secretary and Chief Compliance Officer. From 2001 until he joined Annaly, he was a partner in the law firm of McKee Nelson LLP. From 1997 to 2001, he was an associate and then a partner in the law firm of Sidley Austin Brown & Wood LLP. Mr. Singh has a Bachelors Degree from Carleton College, a Masters Degree from Columbia University and a J.D. from American University.

       James P. Fortescue was employed by us on December 5, 1996. Mr. Fortescue is Senior Vice President, Liability Manager of Annaly and FIDAC. He started with FIDAC in June of 1995 where he was in charge of finding financing on mortgage-backed and corporate bonds for regional dealers, as well as maintaining a pricing service for a major broker dealer. In September of 1996 he took over all financing activities for the U.S. Dollar Floating Rate Fund which included trading and structuring all liabilities, coordinating trade settlements with broker dealer back offices, and maintaining the relationships with these dealers. Mr. Fortescue has been in charge of liability management for us since our inception, and continues to oversee all financing activities for FIDAC. Mr. Fortescue holds a Bachelors Degree in Finance from Siena College.

       Kristopher Konrad was employed by us on October 15, 1997. Mr. Konrad is a Senior Vice President and Senior Portfolio Manager of Annaly and FIDAC. Mr. Konrad is the Portfolio Manager for Annaly and has served in this capacity since December of 2000. Prior to this, he was head of financing for the US Dollar Floating Rate Fund and assisted with the management of FIDAC's high net worth separate accounts. Mr. Konrad has a Bachelors Degree in Business from Ithaca College and has attended the New York Institute of Finance for intense mortgage-backed securities studies.

       Rose-Marie Lyght was employed by us on April 19, 1999. Ms. Lyght is a Senior Vice President and Senior Portfolio Manager of Annaly and FIDAC. She has been involved in the asset selection and financing for the US Dollar Floating Rate Fund and FIDAC's high net worth separate accounts. Mrs. Lyght has a Bachelor of Science in Finance and a Masters Degree in Business Administration from Villanova University.

       Ronald D. Kazel was employed by us on December 3, 2001. Mr. Kazel is a Managing Director of Annaly and FIDAC. Mr. Kazel is responsible for reviewing all new business activities for the company. Prior to joining Annaly, Mr. Kazel was a Senior Vice President in Friedman Billings Ramsey's financial services investment banking group. During his tenure there, he was responsible for structuring both private and public equity and debt offerings for financial services companies, including Annaly's private placement in 1997. Mr. Kazel has a Bachelors Degree in Finance and Management from New York University.

       Jeremy Diamond was employed by us on March 1, 2002. Mr. Diamond is a Managing Director of Annaly and FIDAC. From 1990 to March of 2002, he was President of Grant's Financial Publishing, a financial research company, and publisher of Grant's Interest Rate Observer. In addition to his responsibilities as principal business executive, Mr. Diamond conducted security analysis and financial market research. Mr. Diamond began his career as an analyst in the investment banking group at Lehman Brothers. Mr. Diamond has a Bachelors Degree from Princeton University and a Masters Degree in Business Administration from the Anderson School at UCLA.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF ANNALY
--------------------------------------------------------------------------------

       The following table sets forth certain information as of April 4, 2006 relating to the beneficial ownership of our common stock by (i) all persons that we know beneficially own more than 5% of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group. We do not know of any person who beneficially owns more than 5% of our outstanding common stock. Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, as amended. Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.


                        BENEFICIAL OWNER
                                                      NUMBER         PERCENT
------------------------------------------------- --------------- --------------
Artisan Partners Limited Partnership(1)              7,816,700        6.18%
Michael A.J. Farrell(2)                              2,190,867        1.73%
Wellington J. Denahan-Norris(3)                        594,263          *
Kathryn F. Fagan(4)                                    159,113          *
Jennifer Karve(5)                                      168,132          *
James P. Fortescue(6)                                   76,261          *
Kevin P. Brady(7)                                       38,150          *
Jonathan D. Green(8)                                    60,750          *
John Lambiase(9)                                        77,250          *
Donnell A. Segalas(10)                                  63,100          *
E. Wayne Nordberg(11)                                   16,700          *
Other executive officers as a group(12)                196,594          *
All executive officers and directors as a group
  (16 persons) (2)(3)(4)(5)(6)                       3,641,180        2.88%
    (7)(8)(9)(10)(11)(12)

* Represents beneficial ownership of less than one percent of the common stock.

(1) Based on Schedule 13G jointly filed on January 27, 2006 by Artisan Partners Limited Partnership, Artisan Investment Corporation, its general partner, and Andrew A. Ziegler and Charlene Murphy Ziegler, the filing persons have shared voting and dispositive power over 7,816,700 shares of our common stock. The business address of the filing persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(2) Includes 272,813 shares of common stock subject to vested options granted under the Incentive Plan to Mr. Farrell that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date, and 1,760,864 shares of restricted stock with respect to which Mr. Farrell has voting power but no investment power.

(3) Includes 240,947 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Denahan-Norris that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date, and 220,108 shares of restricted stock with respect to which Ms. Denahan-Norris has voting power but no investment power.

(4) Includes 42,935 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Fagan that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date, and 44,021 shares of restricted stock with respect to which Ms. Fagan has voting power but no investment power.

(5) Includes 60,540 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Karve that were exercisable as of April 4, 2006, and 66,032 shares of restricted stock with respect to which Ms. Karve has voting power but no investment power. Ms. Karve resigned her position as our Executive Vice President effective December 31, 2005. We have retained her services as a consultant for a one year period.

(6) Includes 20,000 shares of common stock subject to options granted under the Incentive Plan to Mr. Fortescue that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date, and 22,011 shares of restricted stock with respect to which Mr. Fortescue has voting power but no investment power.

(7) Includes 25,750 shares of common stock subject to vested options granted under the Incentive Plan to Mr. Brady that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date. Includes 1,500 shares of common stock held by certain members of Mr. Brady's immediate family.

(8) Includes 39,500 shares of common stock subject to options granted under the Incentive Plan to Mr. Green that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date.

(9) Includes 31,250 shares of common stock subject to options granted under the Incentive Plan to Mr. Lambiase that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date.

(10) Includes 39,000 shares of common stock subject to options granted under the Incentive Plan to Mr. Segalas that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date. Includes 1,250 shares of common stock held by certain members of Mr. Segalas' immediate family.

(11) Includes 7,500 shares of common stock subject to options granted under the Incentive Plan to Mr. Nordberg that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date.

(12) Includes 55,000 shares of common stock subject to options granted under the Incentive Plan that were exercisable as of April 4, 2006 or have or will first become exercisable within 60 days after such date and 88,044 shares of restricted stock with respect to certain of the executive officers have voting power but no investment power.


       At December 31, 2005, Mr. Farrell, Ms. Denahan-Norris, Ms. Fagan, Ms. Karve, and Mr. Fortescue, held 1,912,054, 346,591, 106,178, 107,592, and 56,261 shares of stock, respectively, with values (based on the closing market price of our common stock on December 31, 2005, which was $10.94 per share) of $20,917,871, $3,791,706, $1,161,587, $1,177,056, and $615,495 respectively. We pay dividends on the restricted stock when and as paid on our common stock.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

       The table below sets forth the aggregate compensation we paid or accrued during our fiscal years ended December 31, 2005, 2004, and 2003, to our Chief Executive Officer and our four highest paid other executive officers serving in their positions at December 31, 2005.

                           SUMMARY COMPENSATION TABLE
                                                           ANNUAL COMPENSATION(1)       LONG-TERM COMPENSATION AWARDS
                                                      -------------------------------- -------------------------------
                                                                                       RESTRICTED       SECURITIES
                 NAME AND                                                                 STOCK         UNDERLYING
            PRINCIPAL POSITION               YEAR         SALARY          BONUS          AWARDS           OPTIONS
-------------------------------------------- -------- ---------------- ------------- ---------------- ----------------
Michael A.J. Farrell                          2005         $2,430,000    $2,214,000        $0             150,000
  Chairman of the Board, Chief                2004         $2,430,000    $2,127,500        $0             150,000
  Executive Officer, and President            2003         $2,430,000      $420,798        $0             200,000

Wellington J. Denahan-Norris                  2005         $1,945,000    $1,770,000        $0             150,000
  Vice Chairman, Chief  Investment            2004         $1,945,000    $1,698,550        $0             150,000
  Officer and Chief Operating Officer         2003         $1,945,000      $775,678        $0             150,000

Kathryn F. Fagan                              2005           $972,000      $885,000        $0             50,000
  Chief Financial Officer and                 2004           $972,000      $851,000        $0             50,000
  Treasurer                                   2003           $972,000      $368,319        $0             50,000

Jennifer S. Karve                             2005           $972,000      $885,000        $0             50,000
  Executive Vice President and                2004           $972,000      $851,000        $0             50,000
  Secretary(2)                                2003           $972,000      $368,319        $0             50,000

James P. Fortescue                            2005           $500,000      $429,000        $0             30,000
   Senior Vice President and                  2004           $500,000      $408,250        $0             20,000
   Repurchase Agreement Manager               2003           $500,000      $250,000        $0             20,000

(1) None of the executive officers received perquisites or personal benefits, securities or property that totaled the lesser of either $50,000 or 10% of his or her salary plus bonus payments. Bonuses were paid in January 2006.

(2) Ms. Karve resigned her position as our Executive Vice President effective December 31, 2005. We have retained her services as a consultant for a one year period.

--------------------------------------------------------------------------------
                                  OPTION GRANTS
--------------------------------------------------------------------------------

       The following table sets forth certain information regarding options granted during the calendar year 2005 to our named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------- --------------------------------

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED RATES OF STOCK PRICE
                                         INDIVIDUAL GRANTS                                      APPRECIATION FOR OPTION TERM
--------------------------------------------------------------------------------------------- --------------------------------
                                                     PERCENT OF
                                   NUMBER OF       TOTAL OPTIONS    EXERCISE
                                   SECURITIES        GRANTED TO      OF BASE
                                   UNDERLYING       EMPLOYEES IN      PRICE      EXPIRATION
         NAME                    OPTION/GRANTED     FISCAL YEAR      ($/SH)        DATE(E)        5% ($)          10% ($)

------------------------------ ------------------ --------------- ------------ -------------- -------------- ---------------
Michael A.J. Farrell               150,000(1)         20.5%          $17.07       7/7/2015      $1,610,285      $4,080,778
------------------------------ ------------------ --------------- ------------ -------------- -------------- ---------------
Wellington J. Denahan-Norris       150,000(1)         20.5%          $17.07       7/7/2015      $1,610,285      $4,080,778
------------------------------ ------------------ --------------- ------------ -------------- -------------- ---------------
Kathryn F. Fagan                   50,000(1)           6.8%          $17.07       7/7/2015        $536,762      $1,360,259
------------------------------ ------------------ --------------- ------------ -------------- -------------- ---------------
Jennifer S. Karve                  50,000(1)           6.8%          $17.07       7/7/2015        $536,762      $1,360,259
------------------------------ ------------------ --------------- ------------ -------------- -------------- ---------------
James P. Fortescue                 30,000(1)           4.1%          $17.07       7/7/2015        $322,056        $816,155
------------------------------ ------------------ --------------- ------------ -------------- -------------- ---------------

(1) We granted each of these options pursuant to our Incentive Plan on July 7, 2005. These options vest in four equal installments on July 7, 2006, 2007, 2008, and 2009.


--------------------------------------------------------------------------------
                         EXERCISES AND VALUES OF OPTIONS
--------------------------------------------------------------------------------

       The following table sets forth certain information regarding options exercised during the calendar year 2005, and held at year end, by our named executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                          NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                           OPTIONS AT FY-END        OPTIONS AT FY-END
                             SHARES ACQUIRED ON                                   (#)                     ($)(1)
                                  EXERCISE           VALUE REALIZED           EXERCISABLE/             EXERCISABLE/
           NAME                     (#)                  ($)(1)              UNEXERCISABLE            UNEXERCISABLE
--------------------------- --------------------- --------------------- ------------------------- -----------------------
Michael A.J. Farrell                --                    --                272,813/512,503           $361,742/$0.00

Wellington J. Denahan-Norris        --                    --                247,496/443,452           $263,258/$0.00

Kathryn F. Fagan                   5,378               $16,134               52,935/159,125           $39,451/$0.00

Jennifer S. Karve                   --                    --                 60,540/112,500           $66,488/$0.00

James P. Fortescue                 1,875                $5,625               20,000/93,250            $11,550/$0.00

----------
(1) Based on the closing sale price of our common stock on the New York Stock Exchange on December 31, 2005 of $10.94 per share.


--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

       This section discusses certain direct and indirect relationships and transactions involving us and any director or executive officer. A. Alexandra Denahan, our controller, is the sister of Wellington J. Denahan-Norris, our Vice Chairman of the Board and Chief Investment Officer. Paul Norris, husband of Wellington J. Denahan-Norris, provided us computer consulting services and earned in excess of $60,000 during 2005. Matthew J. Lambiase, the son of our director, John A. Lambiase, is employed by us as Executive Vice President, Business Development, and earns compensation in excess of $60,000 annually.

--------------------------------------------------------------------------------
           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

       Our compensation committee is comprised solely of the following non-employee directors: Messrs. Green and Segalas. None of them has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his service as a director.

--------------------------------------------------------------------------------
                      EQUITY COMPENSATION PLAN INFORMATION
--------------------------------------------------------------------------------

       We have adopted the Incentive Plan for executive officers, key employees and non-employee directors. The Incentive Plan authorizes the compensation committee of our board of directors to grant awards, including incentive stock options, or ISOs, as defined under Section 422 of the Internal Revenue Code, or Code, and options not so qualified, NQSOs. The Incentive Plan authorizes the granting of options or other awards for an aggregate of the greater of 500,000 shares or 9.5% of the outstanding shares of our common stock up to a ceiling of 8,932,921 shares.

       The following table provides information as of December 31, 2005, concerning shares of our common stock authorized for issuance under our existing Incentive Plan.

                                                                                               NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR
                                                                                              FUTURE ISSUANCE UNDER
                                  NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE EXERCISE        INCENTIVE PLAN
                                   ISSUED UPON EXERCISE OF         PRICE OF OUTSTANDING       (EXCLUDING PREVIOUSLY
        PLAN CATEGORY                OUTSTANDING OPTIONS                  OPTIONS                    ISSUED)

Incentive Plan approved
  by shareholders                         2,333,593                       $16.10                   6,599,328(1)
Incentive Plan not
  approved by shareholders                    --                           --                          --
-------------------------------------------------------------------------------------------------------------------------
Total                                     2,333,593                       $16.10                    6,599,328
                                          =========                       ======                    =========

----------
(1) The Incentive Plan authorizes the granting of options or other awards for an aggregate of the greater of 500,000 or 9.5% of the outstanding shares on a fully diluted basis of our common stock up to a ceiling of 8,932,921 shares.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

       We currently have employment agreements with Mr. Farrell, Ms. Denahan-Norris, Ms. Fagan, and Mr. Fortescue. Each employment agreement provides for annual base salaries and bonus payments to Mr. Farrell, Ms. Denahan-Norris, Ms. Fagan and Mr. Fortescue based upon our book value. Each agreement commenced when we acquired FIDAC on June 4, 2004, has an initial two year term and is automatically extended for one year at the end of the term unless we provide (or the officer provides) written notice to the contrary. Mr. Farrell's employment agreement provides for an annual base salary and bonus equal to 0.25% of our book value, Ms. Denahan-Norris's employment agreement provides for an annual base salary and bonus equal to 0.20% of our book value. Ms. Fagan's employment agreement each provides for annual base salaries and bonuses equal to 0.10% of our book value. Mr. Fortescue's employment agreement provides for an annual base salary and bonus of 0.050% of our book value. Our book value is defined in the employment agreements as the aggregate amounts reported on our balance sheet as "Stockholders' Equity," excluding any adjustments for valuation reserves (i.e., changes in the value of our portfolio of investments as a result of mark-to-market valuation changes).

       Mr. Farrell's employment agreement provides for an annual base salary of $2,430,000. Ms. Denahan-Norris' employment agreement provides for an annual base salary of $1,945,000. Ms. Fagan's employment agreement provides for an annual base salary of $972,000. Mr. Fortescue's employment agreement provides for an annual base salary of $500,000. In addition, all bonuses paid under these employment agreements are subject to the discretion of our compensation committee.

       We also had been a party to an employment agreement with Ms. Karve. However, Ms. Karve resigned from her position as our Executive Vice President effective December 31, 2005, and we have retained her services as a consultant for a one year period.

       Pursuant to the employment agreements, the executive officers are also entitled to participate in our benefit plans, including the Incentive Plan. In addition, our board of directors has established a bonus incentive compensation plan for our executive officers. This program permits our board of directors, in its discretion, to award cash bonuses annually to our executive officers. Each employment agreement also provides for the subject officer to receive, in the event that we terminate the officer's employment without "cause" (as defined in the agreement), or if the officer resigns for "good reason" (as defined in the agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding three months, equal to three times the greater of the officer's combined maximum base salary and actual bonus compensation for the preceding fiscal year or the average for the three preceding years of the officer's combined actual base salary and bonus compensation. In the event that any payments, distributions, or benefits provided or to be provided to the officer under the employment agreement or otherwise are determined to be subject to the excise tax imposed by Section 4999 of Code on payments related to a change in control (or parachute payments), each employment agreement provides that such parachute payments will be reduced to an amount that will avoid imposition of such excise taxes. However, the parachute payments will not be reduced if it is determined that the officer would have a greater net after-tax benefit after paying the applicable excise taxes on the unreduced parachute payments. If the parachute payments are not reduced under the terms of the employment agreements, Section 280G of the Code may limit our ability to deduct such payments for Federal income tax purposes. Each employment agreement also contains a "non-compete" provision prohibiting the officer from managing, controlling, participating in or operating a competing REIT for a period of one year following termination of employment following our termination of the officer without cause or resignation of the subject officer for "good reason." In addition, all outstanding options and other awards granted to an officer under our Incentive Plan immediately vest upon his or her termination without cause or termination for "good reason." "Good reason" under the employment agreements includes certain events resulting in a change of control of us. "Change of Control" includes a merger or consolidation of us, a sale of all or substantially all of our assets, changes in the identity of a majority of the members of our board of directors (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of our capital stock, subject to certain limitations. Each agreement requires that the officer act in accordance with provisions of Maryland law relating to corporate opportunities.

       SET FORTH BELOW IS THE REPORT OF OUR COMPENSATION COMMITTEE, A GRAPH DEPICTING OUR PERFORMANCE AND THE REPORT OF THE AUDIT COMMITTEE WITH RESPECT TO OUR AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. THE INFORMATION CONTAINED IN THESE THREE SECTIONS OF THIS PROXY SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATES BY REFERENCE IN SUCH FILING.

--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

       The compensation structure for our executive officers and directors has been developed with consideration for the following objectives:

       INCENTIVES FOR MANAGEMENT TO MAXIMIZE PERFORMANCE. We have designed our compensation policy in an effort to provide the proper incentives to management to maximize our performance in order to serve the best interests of our stockholders. We have sought to achieve this objective through the granting of stock options under the Incentive Plan, the award of compensation pursuant to our bonus incentive compensation program, and employment agreements with our executive officers where compensation is dependent upon our book value.

       To date, our executive officers, pursuant to the Incentive Plan, have been granted options to purchase, in the aggregate, 2,842,301 shares of common stock with exercise prices ranging from $4.00 to $17.97. These options vest in equal installments over four, five or ten year periods from the date of grant.

       Our board of directors also has adopted a bonus incentive compensation program for executive officers. This program permits the compensation committee, in its discretion, to award bonuses to our officers and employees based upon individual performance, our overall performance, or such other factors as the compensation committee determines to be appropriate. Bonuses may be paid in the form of cash, stock options or other forms of compensation as determined appropriate by the compensation committee. In 2005, bonuses were awarded in the form of cash and were paid in January 2006.

       Pursuant to employment agreements entered into between us and our executive officers, base compensation and bonus for the officers is calculated as a percentage of our book value. Any bonus paid, however, is subject to the discretion of the compensation committee. This arrangement was established based upon our view that successful performance by our management would result in our ability to raise additional capital.

       LONG-TERM COMMITMENT OF MANAGEMENT. The committee believes that the long-term commitment of its current management team is a crucial factor in our future performance. This team includes Mr. Farrell and Ms. Denahan-Norris, who have worked together at FIDAC since March 1995, Mr. Fortescue, who has worked with us since our incorporation in November 1996 and our commencement of operations in February 1997, and Ms. Fagan, who has worked with us since April 1997. In an effort to ensure the long-term commitment of its management team, we, with the approval of our board of directors, entered into employment agreements with Mr.

Farrell, Ms. Denahan-Norris, Ms. Fagan and Mr. Fortescue. Each of these agreements provides for a term through June 4, 2006 with automatic one-year extensions unless we or the officer provides written notice to the contrary.

       Consistent with the foregoing, we have structured our executive compensation policies with the goal of promoting the long-term commitment of management. In addition, as indicated above, over 99% of the stock options granted by us since inception have been options with vesting periods of three, four and five years.

       COMPARABILITY WITH COMPETITORS' COMPENSATION STRUCTURES. In assisting us to develop guidelines for our compensation structure, including the bonus incentive program, we engaged a compensation consultant in 2003 to examine the compensation structures of other publicly held mortgage REITs and other publicly held companies in the financial services industry. We continue to believe our management compensation structure is consistent, generally, with the management compensation structure of comparable companies. We intend to continue to monitor whether our compensation structure is consistent with the compensation structure of its competitors.

       CEO COMPENSATION. Mr. Farrell's total compensation for 2005 was established pursuant to his employment agreement which is described under the caption "Employment Agreements, Termination of Employment and Change-Of-Control Arrangements." Mr. Farrell's compensation was established using substantially the same criteria used to determine compensation levels for our other executive officers who are discussed in this report. Mr. Farrell's salary was set at $2,430,000. For 2005, we determined to pay Mr. Farrell a bonus of $2,214,000 (which was paid in January 2006). Mr. Farrell's compensation for 2005 was related to our progress over the last year in achieving strong financial results relative to other competitors and in a difficult operating environment, as well as his continuing commitment for us to be a leader in integrity and corporate governance.

       DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION. Section 162(m) of the Internal Revenue Code denies a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and our four other most highly compensated officers, unless the compensation is paid under a program that has satisfied stockholder approval requirements and the compensation is "performance-based." Currently, the employment agreements of these officers do not contain performance-based criteria and the compensation program has not been approved by our stockholders. As a result, portions of the compensation we pay is subject to the $1 million deduction limitation because it is not considered performance-based within the meaning of Section 162(m).

       During 2005, the compensation committee spent significant portions of its meetings to determine whether we should take steps to permit us to deduct compensation in excess of $1 million. As noted above, the compensation committee has traditionally believed that it is in the best interests of us and our stockholders that the overall compensation of our officers be calculated as a percentage of book value. Nevertheless, in view of the non-deductibility of a portion of the compensation we pay, the compensation committee is reviewing its policies to determine whether we should in the future add performance-based criteria to executive compensation. Adding performance-based criteria will require amending the existing employment agreements of the applicable employees.

       COMPENSATION OF NON-EMPLOYEE DIRECTORS. We granted to each of our non-employee directors during 2005 options to purchase 1,250 shares vesting immediately and options to purchase 15,000 shares vesting over five years.

       The foregoing report has been furnished by the current members of the compensation committee:

               Jonathan D. Green        Donnell A. Segalas

--------------------------------------------------------------------------------
                              PERFORMANCE ANALYSIS
--------------------------------------------------------------------------------

       The following graph provides a comparison of our cumulative total stockholder return and the cumulative stockholder return of the Standard & Poor's Composite-500 Stock Index, or S&P 500, and the BBG REIT Mortgage Index, BBG Index, an industry index of 11 tax-qualified mortgage REITs. The comparison is for the period from December 31, 2000 to December 31, 2005 and assumes the reinvestment of any dividends. The initial price of our common stock shown in the graph below is based upon the price to public of $9.06 on December 31, 2000. Upon written request, we will provide stockholders with a list of the REITs included in the BBG Index. The historical information set forth below is not necessarily indicative of future performance.

                               [GRAPHIC OMITTED]

               12/31/2000 12/31/2001 12/31/2002 12/31/2003 12/31/2004 12/31/2005
               ---------- ---------- ---------- ---------- ---------- ----------
ANNALY            100         196       256         273       309         224
S&P 500 INDEX     100         88         43         68         81         87
BBG REIT INDEX    100         146       158         185       213         161

--------------------------------------------------------------------------------
                         REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

       Since our inception, we have had an audit committee composed entirely of non-employee directors. The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange. The board of directors has determined that Mr. Brady is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. In 2005, the Committee met four times. The audit committee has adopted a written charter outlining the practices it follows. A full text of our audit committee charter is available for viewing at our website at www.annaly.com. Any changes in the charter or key practices will be reflected on our website.

       During the year 2005, at each of its meetings, the audit committee met with the Chief Financial Officer and our independent registered public accounting firm. The audit committee's agenda is established by the audit committee's chairman. The audit committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our financial manager and the independent registered public accounting firm, overall audit scope and plans, the results of external audit examination, evaluations by the independent registered public accounting firm of our internal controls and the quality of our financial reporting.

       The audit committee has reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the audit committee asked for and received management's representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, and have expressed to both management and registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

       In its meetings with representatives of the independent registered public accounting firm, the audit committee asks them to address, and discusses their responses to several questions that the audit committee believes are particularly relevant to its oversight. These questions include:

       o Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the registered public accounting firm themselves prepared and been responsible for the financial statements?

       o Based on the registered public accounting firm's experience, and their knowledge of us, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

       o Based on the registered public accounting firm's experience, and their knowledge of us, have we implemented internal controls that are appropriate?

       The audit committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

       The audit committee also discussed with the independent registered public accounting firm other matters required to be discussed by the registered public accounting firm with the audit committee under the standards of Public Company Accounting Oversight Board (United States) (required communication with the audit committee). The audit committee received and discussed with the registered public accounting firm their annual written report on their independence from us and our management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the registered public accounting firm whether the provision of non-audit services is compatible with the registered public accounting firm's independence.

       In performing all of these functions, the audit committee acts only in an oversight capacity and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal controls over financial reporting as of year end.

       In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

       The foregoing report has been furnished by the current members of the audit committee:

       Kevin P. Brady         Jonathan D. Green        E. Wayne Nordberg

--------------------------------------------------------------------------------
                                   PROPOSAL II
  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

       The accounting firm of Deloitte & Touche LLP and its affiliated entities, or D&T, has served as our independent registered public accounting firm since our formation in November 1996. During this time, it has performed accounting and auditing services for us. We expect that representatives of D&T will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of D&T is not ratified, our audit committee will reconsider the appointment.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2006.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       In addition to performing the audits of our financial statements and management's assessment of the effectiveness of the internal control over financial reporting, D&T provided audit-related services for us during 2005 and 2004. The aggregate fees billed for 2005 and 2004 for each of the following categories of services are set forth below:

       AUDIT FEES: The aggregate fees billed by D&T for audits and reviews of our 2005 financial statements were $387,800. The aggregate fees anticipated for the audit of the Company's internal control over financial reporting were $135,000. The aggregate fees billed by D&T for audit and reviews of our 2004 financial statements were $337,100. The aggregate fees billed by D&T for the audit of the Company's internal control over financial reporting were $175,000.

       AUDIT-RELATED FEES: The aggregate fees billed by D&T for audit-related services during 2005 were $160,000. The aggregate fees billed by D&T for audit related services during 2004 were $233,200. The audit-related services in 2004 and 2003 principally included due diligence and accounting consultation relating to our public offerings.

       TAX FEES: D&T did not perform tax services for us during 2005 or 2004.

       ALL OTHER FEES: D&T did not perform any other kinds of services for us during 2005 and 2004, and we did not pay D&T any additional fees.

       The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by D&T after January 1, 2003. Specifically, the audit committee pre-approved the use of D&T for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request D&T to undertake to provide assurances on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services which we would obtain from D&T, and required management to report the specific engagements to the audit committee on a quarterly basis, and also obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to D&T during the then current fiscal year. Our audit committee approved the hiring of D&T to provide all of the services detailed above prior to D&T's engagement.

--------------------------------------------------------------------------------
             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

       We believe that, during the fiscal year ended December 31, 2005, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

--------------------------------------------------------------------------------
                               ACCESS TO FORM 10-K
--------------------------------------------------------------------------------

       ON WRITTEN REQUEST, WE WILL PROVIDE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL HOLDER OF OUR COMMON STOCK AS OF MARCH 27, 2006 A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD ADDRESS YOUR REQUEST TO INVESTOR RELATIONS, ANNALY MORTGAGE MANAGEMENT, INC., 1211 AVENUE OF THE AMERICAS, SUITE 2902, NEW YORK, NEW YORK 10036 OR EMAIL YOUR REQUEST TO US AT INVESTOR@ANNALY.COM.

       We make available on our website, www.annaly.com, under "Financial Reports/SEC Filings," free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

       For a stockholder proposal to be included in the proxy statement for our 2007 annual meeting, including a proposal for the election of a director, the proposal must have been received by us at our principal offices no later than December 15, 2006. In addition, if a shareholder proposal is not received by us on or before February 28, 2007, it will not be considered or voted on at the Annual Meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

       As of the date of this proxy statement, the board of directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

--------------------------------------------------------------------------------
                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

       We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

       Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

                        ANNALY MORTGAGE MANAGEMENT, INC.
                  Annual Meeting of Stockholders - May 25, 2006

       Revoking all prior proxies, the undersigned hereby appoints Michael A.J. Farrell, Nicholas Singh, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Mortgage Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, commencing at 9:30 a.m., New York time, on Thursday, May 25, 2006, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

       WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE CURRENT FISCAL YEAR. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

IF YOU WISH TO ATTEND THE ANNUAL MEETING YOU MUST BRING A VALID, GOVERNMENT-ISSUED PHOTO IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR A PASSPORT. SECURITY MEASURES WILL BE IN PLACE AT THE MEETING TO HELP ENSURE THE SAFETY OF ATTENDEES. METAL DETECTORS SIMILAR TO THOSE USED IN AIRPORTS WILL BE LOCATED AT THE ENTRANCE TO THE AUDITORIUM AND BRIEFCASES, HANDBAGS AND PACKAGES WILL BE INSPECTED. NO CAMERAS OR RECORDING DEVICES OF ANY KIND, OR SIGNS, PLACARDS, BANNERS OR SIMILAR MATERIALS, MAY BE BROUGHT INTO THE MEETING. ANYONE WHO REFUSES TO COMPLY WITH THESE REQUIREMENTS WILL NOT BE ADMITTED.

YOU CAN NOW ACCESS YOUR ANNALY MORTGAGE MANAGEMENT, INC. ACCOUNT ONLINE.

Access your Annaly Mortgage Management, Inc. stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, Transfer Agent for Annaly Mortgage Management, Inc., now makes it easy and convenient to get current information on your shareholder account.

      o  View account status           o  View payment history for dividends
      o  View certificate history      o  Make address changes
      o  View book-entry information   o  Obtain a duplicate 1099 tax form
                                       o  Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com

          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time
              Investor ServiceDirect(SM) is a registered trademark
                         of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

                                                                  Please Mark
                                                                  Here for
                                                                  Address Change
                                                                  or Comments

                                                                  SEE
                                                                  REVERSE
                                                                  SIDE

1. To Re-Elect two directors,                            FOR         WITHHOLD
   01 Wellington J. Denahan-Norris                                   AUTHORITY
                                                    All nominees
   02 Donnell A. Segalas                           listed (except   To vote for
                                                    as marked to   all nominees
   For terms of three years each;                  the contrary)      listed

   (Instructions:  To withhold authority to vote         [_]            [_]
   for either nominee, write that nominee's name in the space provided below.)

   ___________________________________________

2. Ratification of the appointment of Deloitte &    FOR     AGAINST   ABSTAIN
   Touche LLP as independent registered public
   accounting firm for the Company for the 2006     [_]       [_]       [_]
   fiscal year.

3. To act upon such other matters as may properly come before our Annual Meeting or any adjournment or postponement thereof.

   Choose MLink(SM) for fast, easy and secure
   24/7 online access to your future proxy
   materials, investment plan statements, tax documents and more. Simply log on to Investor
   ServiceDirect(SM) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through the enrollment.



   PLEASE SIGN, DATE AND RETURN THE PROXY CARD
   USING THE ENCLOSED ENVELOPE.


                                                  PLEASE CHECK HERE IF  [_]
                                                  YOU PLAN TO ATTEND
                                                  THE ANNUAL MEETING

SIGNATURE___________________________ SIGNATURE _________________________________

DATE______________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please given full title as such.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------- ----- -------------------- ----- --------------------
         INTERNET                      TELEPHONE
                                    1-866-540-5760          MAIL
 http://www.eproxy.com/nly       Use any touch-tone
Use the internet to vote    OR   telephone to vote     OR   Mark, sign and
your proxy.  Have your           your proxy.  Have          date your proxy
proxy card in hand when          your proxy card in         card and return it
you access the web site.         hand when you call.        in the enclosed
                                                            postage-paid
                                                            envelope.
-------------------------- ----- -------------------- ----- --------------------

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.